EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 22, 2004 accompanying the consolidated financial statements included in the Annual Report of Refac on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements (Form S-8 File Nos. 333-76085 and 333-107146) pertaining to the Stock Option and Incentive Plans of Refac.

GRANT THORNTON LLP

New York, New York

March 22, 2004